EXHIBIT (a)(6)

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             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer --
Social  Security  numbers  have  nine  digits  separated  by two  hyphens:  i.e.
000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

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
For this type of account:         Give the                            For this type of account:        Give the
                                  SOCIAL SECURITY                                                      SOCIAL SECURITY
                                  number of :                                                          number of :
--------------------------------  -----------------------------       -------------------------------  -----------------------------
1.  An individual's account       The individual                      8.  Sole proprietorship account  The Owner (4)

2.  Two or more individuals       The actual owner of the             9.  A valid trust, estate        Legal entity (Do not furnish
(joint account)                   account or, if combined             or pension fund.                 the identifying number of the
                                  funds, any one of the                                                personal representative or
                                  individuals (1)                                                      trustee unless the legal
                                                                                                       entity itself is not
3.  Husband and wife (joint       The actual owner of the                                              designated in the account
account)                          account or, if joint funds,                                          title.) (5)
                                  either person (1)                   10.  Corporate account           The corporation

4.  Custodian account of          The minor (2)                       11.  Religious, charitable,      The organization
a minor (joint account)                                               or educational organization
                                                                      account.
5.  Adult and minor (joint        The adult or, if the minor is
account)                          the only contributor, the           12.  Partnership account held    The partnership
                                  minor (1)                           in the name of the business.

6.  Account in the name of        The ward, minor, or                 13.  Association, club, or       The organization
guardian or committee for a       incompetent person (3)              other Tax-exempt organization.
designated ward, minor,
or incompetent person.                                                14.  A broker or registered      The broker or nominee
                                                                      nominee.
7.a.  The usual revocable         The grantor-trustee (1)
savings trust account                                                 15.  Account with the            The public entity
(grantor is also trustee).                                            Department of Agriculture
                                                                      in the name of a public
7.b.  So-called trust account     The actual owner (1)                entity (such as a State or
that  is not a legal or valid                                         local government, school
trust under State law.                                                district, or person) that
                                                                      receives agricultural
                                                                      program payments.
--------------------------------  -----------------------------       -------------------------------  -----------------------------


(1)  List first and circle the name of the person whose number you furnish.
(2)  Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4)  Show the name of the owner.
(5)  List first and circle the name of the legal trust, estate or pension trust.

NOTE.If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.


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             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

                          NUMBER ON SUBSTITUTE FORM W-9
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

Obtaining a Number                                                        Certain payments other than interest, dividends, and
If you don't have a taxpayer identification number ("TIN")                patronage dividends, that are not subject to
or you don't know your number, obtain Form SS-5,                          information reporting are also not subject to backup
Application for a Social Security Number Card, or Form                    withholding. For details, see the Treasury regulations
SS-4, Application for Employer Identification Number, at                  under sections 6041, 6041A(a), 6045, and 6050A.
the local office of the Social Security Administration or the             (All "section" references herein are to the Internal
Internal Revenue Service ("IRS") and apply for a number.                  Revenue Code of 1986)

Payees  Exempt  from  Backup  Withholding                                 Privacy  Act Notice --  Section  6109
Payees specifically  exempted from backup withholding on                  requires you to furnish
ALL payments  include the  following:                                     your  correct TIN to persons who must file
                                                                          information returns with the IRS to report interest,
                                                                          dividends, and certain other income paid to you,
o        A corporation.                                                   mortgage interest you paid, the acquisition or
o        A financial institution.                                         abandonment of secured property, or contributions
o        An organization exempt from tax under section                    you made to an IRA. The IRS uses the numbers for
         501(a), or an individual retirement plan.                        identification purposes and to help verify the
o        The United States or any agency or instrumentality               accuracy of your tax return. Payers must generally
         thereof.                                                         withhold 31% of taxable interest, dividend, and
o        A State, the District of Columbia, a possession of               certain other payments to a payee who does not
         the United States, or any subdivision or                         furnish a TIN to a payer. Certain penalties may apply.
         instrumentality thereof.
o        A foreign government, a political subdivision of a               Penalties
         foreign government, or any agency or                              (1) Penalty for Failure to Furnish Tin -- If you fail
         instrumentality thereof.                                         to furnish your TIN to a payer, you are subject to a
o        An international organization or any agency, or                  penalty of $50 for each such failure unless your
         instrumentality thereof.                                         failure is due to reasonable cause and not to willful
o        A registered dealer in securities or commodities                 neglect.
         registered in the U.S. or a possession of the U.S.               (2) Civil Penalty For False Information With
o        A real estate investment trust.                                  Respect to Withholding-- If you make a false
o        A common trust fund operated by a bank under                     statement with no reasonable basis which results in
         section 584(a).                                                  no imposition of backup withholding, you are subject
o        An exempt charitable remainder trust, or a                       to a penalty of $500.
         non-exempt trust described in section 4947(a)(1).                (3) Criminal Penalty For Falsifying Information--
o        An entity registered at all times under the                      Willfully falsifying certifications or affirmations may
         Investment Company Act of 1940.                                  subject you to criminal penalties including fines
o        A foreign central bank of issue.                                 and/or imprisonment.

Exempt payees described above nevertheless should file                    FOR ADDITIONAL
Form W-9 to avoid possible erroneous backup                               INFORMATION CONTACT YOUR TAX CONSULTANT OR
withholding. FILE THIS FORM WITH THE PAYER,                               THE IRS.
FURNISH YOUR TIN, WRITE "EXEMPT" ON THE
FACE OF THE FORM, AND RETURN IT TO THE
PAYER. IF THE PAYMENTS ARE INTEREST,
DIVIDENDS, OR PATRONAGE  DIVIDENDS, ALSO
SIGN AND DATE THE FORM.

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